EXHIBIT 23.2



                       [LETTERHEAD OF
                  ELVINGER, HOSS & PRUSSEN]



23rd December 1998

To:  Mr. Johan Rasmussen, Stolt Comex Seaways

From: Jean Hoss


Dear Sirs,

I refer to the Form S-8 Registration Statement filed by Stolt Comex Seaway S.A., a company incorporated under Luxembourg law with the Securities and Exchange Commission of the United States of America in connection with the Stolt Comex Seaway Inc. 401(k) Profit Sharing Plan.

We consent to be named therein and confirm the statements made on our behalf.

We also agree that this consent be filed as Exhibit 23.2 of such Form S-
8.

                         Sincerely,


                         /s/ Patrick Santer
                         for Jean Hoss
                            Patrick Santer